EXHIBIT 21.1


                           AMERICAN VANTAGE COMPANIES

                                  SUBSIDIARIES



o     American Care Group, Inc.
o     American Casino Enterprises, Inc.
o     Diversy Enterprises, Inc.
o     Fire and Air Service Technology, Inc.
o     Fowler Card Club
o     G & L Acquisition Corporation
o     Las Vegas Adventures, Inc.
o     Millerton Games, Inc.
o     Mondel, Inc.
o     Motel Development, Inc.
o     Nevada Publishing, Inc.
o     Reservation Connection, Inc.
o     Royal Reservations, Inc.
o     Sitka Restaurant Group, Inc.
o     Trinidad Management, Inc.
o     Vantage Bay Group
o     YaYa Media, Inc.